UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Event): May 7, 2012

FactorShares 2X: S&P500 Bull/TBond Bear
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	80-0561294 (IRS Employer ID Number)
c/o Factor Capital Management, LLC 1 Penn Plaza New York, New York (Address of Principal Executive Offices)	10119 (Zip Code)
001-35087 (Commission File Number)
(212) 786-7481 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 7, 2012, the (i) Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-164754, the “Registration Statement”) of FactorShares 2X: S&P500 Bull/TBond Bear (the “Fund”) was declared effective by the Securities and Exchange Commission (the “SEC”) and (ii) the disclosure document (the “Disclosure Document”) of the Fund was approved by the National Futures Association (the “NFA”).

Therefore, the Fund will re-commence the (i) acceptance of orders for Creation Baskets on Tuesday, May 8, 2012 and (ii) issuance of Creation Baskets to Authorized Participants on Wednesday, May 9, 2012.

Any forward-looking statements in this Current Report are based on expectations of the Managing Owner at this time. Whether or not actual results and developments will conform to the Managing Owner’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in the Fund’s prospectus, general economic, market and business conditions, changes in laws or regulations or other actions made by governmental authorities or regulatory bodies, and other world economic and political developments. The Managing Owner undertakes no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Disclosure Document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FactorShares 2X: S&P500 Bull/TBond Bear

By: Factor Capital Management, LLC,
its Managing Owner

By: /s/ Stuart Rosenthal
Name: Stuart Rosenthal
Title: Chief Executive Officer

Date: May 7, 2012